EXHIBIT 99.1


               TARRANT APPAREL GROUP REPORT SECOND QUARTER RESULTS

         LOS ANGELES--(BUSINESS WIRE)--Aug. 13, 2007--Tarrant Apparel Group (NASDAQ: TAGS), a design and sourcing company for private label and private brand casual apparel, today announced financial results for the second quarter ended June 30, 2007.

         The Company reported net sales of $60.1 million in the second quarter of 2007, compared to $59.1 million in the same period in 2006. Private Brands sales increased to $12.2 million compared to $11.4 million in the second quarter of 2006. The increase in Private Brands sales was due to the increase in sales to Macy's Merchandising Group in the second quarter of 2007. Private Label sales increased in the quarter to $47.9 million from $47.6 million reported in the same period last year.

         Gross profit for the second quarter of 2007 was $12.6 million, as compared to $12.7 million in the second quarter of 2006. As a percentage of net sales, gross profit declined from 21.4% in the second quarter of 2006 to 20.9% in the second quarter of 2007.

         Selling, general, and administrative expenses in the 2007 second quarter were $9.6 million compared to $9.7 million in the 2006 second quarter. As a percentage of sales, selling, general and administrative expenses decreased to 16.0% versus 16.4% for the same period of the prior year.

         Royalty expense for the second quarter of 2007 was $434,000 compared to $353,000 in the same quarter of 2006. The increase was primarily due to higher sales under the American Rag brand in the second quarter of 2007.

         Income from operations was $2.5 million in the second quarter of 2007 compared to $2.6 million in the second quarter of 2006. Net income for the 2007 second quarter was $809,000, or $0.03 per diluted share, compared to net income for the 2006 second quarter of $611,000, or $0.02 per diluted share.

         For the six months ended June 30, 2007, Tarrant Apparel had net sales of $116.2 million compared to $120.3 million in the same period in fiscal 2006. Private Label sales, and sales of the American Rag brand both grew in the first six months of 2007, as compared to the same period of 2006. This helped to partially offset the absence of sales in three other Private Brand lines in 2007, as compared to 2006.

         Gross profit for the first six months of 2007 was $24.9 million, compared to $25.2 million for the first six months of 2006. As a percentage of net sales, gross profit increased from 20.9% in the first six months of 2006 to 21.4% in the first six months of 2007.

         The Company had a net loss of $192,000, or $0.01 per share, in the first six months of 2007, compared to net income of $1.4 million, or $0.05 per share in the first six months of 2006. The fiscal 2007 results were impacted by a charge for $2 million in the first quarter of 2007 for due diligence and other fees incurred in connection with the acquisition of The Buffalo Group. On April 19, 2007, the parties mutually terminated the potential acquisition.

         "Our second quarter results reflect continued progress in building our Private Label business and another quarter where operating efficiencies produced solid results," said Gerard Guez, Chairman and Interim CEO of Tarrant Apparel Group. "The second quarter results again reflect the popularity of the American Rag CIE line, along with the success of our Private Label business which helped to drive profitability."

         2007 BUSINESS OUTLOOK

         The Company reiterated its previous Business Outlook, which called for 2007 full-year revenue of $230 million to $240 million.

         CONFERENCE CALL

         The Company will host a conference call and audio webcast at 2 p.m. Eastern Time today to discuss the results and outlook for 2007. The conference call may be accessed by dialing (877) 770-6099 (Domestic), or (706) 679-6116 (International). A replay will be available through September 13th by dialing
(800) 642-1687 (Domestic) or (706) 645-9291 (International). The required pass code for the conference call and replay is 12648015.

         A live broadcast of the conference call can also be accessed via the Internet at http://www.tags.com. The archive of the webcast will be available for 30 days following the conclusion of the teleconference.

         FORWARD LOOKING STATEMENT

         Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this press release include sales guidance for fiscal 2007. Factors which could cause actual results to differ materially from these forward-looking statements include a softening of retail or consumer acceptance of the Company's products, pricing pressures and other competitive factors, continued intervention of the U.S. government in China imports and the unanticipated loss of a major customer. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                              TARRANT APPAREL GROUP
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)

                                                     June 30,      December 31,
                                                       2007            2006
                                                   ------------    ------------
                                                    (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents ...................   $        964    $        905
   Accounts receivable, net of $1.9
    million and $2.1 million allowance
    for returns, discounts and bad
    debts at June 30, 2007 and
    December 31, 2006, respectively ............         46,789          48,080
   Due from related parties ....................          4,981           3,688
   Inventory ...................................         18,222          17,774
   Temporary quota rights ......................             39              32
   Prepaid expenses ............................          1,096           1,515
   Deferred tax assets .........................            125             124
   Income taxes receivable .....................             26              25
                                                   ------------    ------------

   Total current assets ........................         72,242          72,143

Property and equipment, net of $9.5
 million and $9.4 million accumulated
 depreciation at June 30, 2007 and
 December 31, 2006, respectively ...............          1,479           1,414
Notes receivable-related parties, net
 of $27.1 million reserve at June 30,
 2007 and December 31, 2006 ....................         14,000          14,000
Due from related parties .......................          3,554           4,168
Equity method investment .......................          2,278           2,151
Deferred financing cost, net of $1.4
 million and $1.7 million accumulated
 amortization at June 30, 2007 and
 December 31, 2006, respectively ...............          1,951           2,449
Other assets ...................................            220           6,224
Goodwill, net ..................................          8,583           8,583
                                                   ------------    ------------

Total assets ...................................   $    104,307    $    111,132
                                                   ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Short-term bank borrowings ..................         14,842    $     13,696
   Accounts payable ............................         19,012          22,686
   Accrued expenses ............................         10,021           8,908
   Derivative liabilities ......................           --               196
   Income taxes ................................         18,253          16,865
   Current portion of long-term
    obligations and factoring
    arrangement ................................         13,338          19,586
                                                   ------------    ------------

   Total current liabilities ...................         75,466          81,937

Term Loan, net of $3.7 million and
 $4.3 million debt discount at June
 30, 2007 and December 31, 2006,
 respectively ..................................         11,754          11,213
Other long-term obligations ....................           --                 5
                                                   ------------    ------------
Total liabilities ..............................         87,220          93,155

Minority interest in PBG7 ......................             53              55

Commitments and contingencies ..................           --              --

Shareholders' equity:
   Preferred stock, 2,000,000 shares
    authorized; no shares issued and
    outstanding at June 30, 2007 and
    December 31, 2006
   Common stock, no par value,
    100,000,000 shares authorized:
    30,543,763 shares issued and
    outstanding at June 30, 2007 and
    December 31, 2006 ..........................        114,977         114,977
   Warrants to purchase common stock ...........          7,314           7,314
   Contributed capital .........................         10,414          10,192
   Accumulated deficit .........................       (113,602)       (112,410)
   Notes receivable from
    officer/shareholder ........................         (2,069)         (2,151)
                                                   ------------    ------------
   Total shareholders' equity ..................         17,034          17,922

Total liabilities and shareholders'
 equity ........................................   $    104,307    $    111,132
                                                   ============    ============

                              TARRANT APPAREL GROUP
                      CONSOLIDATED STATEMENTS OF OPERATION
                        (in thousands, except share data)

                      Three Months   Three Months     Six Months     Six Months
                          Ended          Ended          Ended          Ended
                       -----------    -----------    -----------    -----------
                         June 30,       June 30,       June 30,      June 30,
                           2007           2006           2007          2006
                       -----------    -----------    -----------    -----------
                       (Unaudited)    (Unaudited)    (Unaudited)    (Unaudited)

Net sales ..........   $    60,101    $    59,082    $   116,207    $   120,344
Cost of sales ......        47,546         46,420         91,306         95,163
                       -----------    -----------    -----------    -----------

Gross profit .......        12,555         12,662         24,901         25,181
Selling and
 distribution
 expenses ..........         3,352          2,798          6,791          5,727
General and
 administrative
 expenses ..........         6,240          6,903         12,727         13,363
Royalty expenses ...           434            353            791          1,836
Terminated
 acquisition
 expenses ..........          --             --            2,000           --
                       -----------    -----------    -----------    -----------

Income from
 operations ........         2,529          2,608          2,592          4,255
Interest expense ...        (1,220)        (1,946)        (2,563)        (3,134)
Interest income ....            43            481             88            966
Interest in income
 of equity method
 investee ..........            43             63            127            110
Other income .......            65             90            152            124
Adjustment to fair
 value of derivative             0           (218)           196           (218)
Other expense ......            (9)          (400)           (11)          (400)
                       -----------    -----------    -----------    -----------

Income before
 provision for
 income taxes ......         1,451            678            581          1,703
Provision for income
 taxes .............           642             60            774            260
Minority interest ..             0             (7)             1              4
                       -----------    -----------    -----------    -----------

Net income (loss) ..   $       809    $       611    $      (192)   $     1,447
                       ===========    ===========    ===========    ===========

Net income (loss)
 per share:
   Basic ...........   $      0.03    $      0.02    $     (0.01)   $      0.05
                       ===========    ===========    ===========    ===========

   Diluted .........   $      0.03    $      0.02    $     (0.01)   $      0.05
                       ===========    ===========    ===========    ===========


Weighted average
 common and common
 equivalent shares:
   Basic ...........    30,543,763     30,543,763     30,543,763     30,378,715
                       ===========    ===========    ===========    ===========

   Diluted .........    30,543,875     30,544,420     30,543,763     30,378,840
                       ===========    ===========    ===========    ===========

                CONTACT: CEOcast, Inc. for Tarrant Apparel Group


                          Andrew Hellman, 212-732-4300